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                SECURITIES AND EXCHANGE COMMISSION
                       Washington D.C. 20549

                              Form 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                 FIRST CYPRESS TECHNOLOGIES, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


Nevada                                98-0218688
------                                ----------
(State of incorporation               (I.R.S. Employer Identification No.)
or organization)


Suite 910, 510 Burrard Street
Vancouver, British Columbia                 V6C 3A8
-----------------------------               -------
(Address of principal executive offices)    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class            Name of each exchange of which
            to be so registered            each class is to be registered

               Not Applicable                       Not Applicable
               --------------                       --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-36942 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, par value of $0.001
                  ---------------------------------
                           (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's
Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-36942) is incorporated by reference into this registration statement.

Item 2.  Exhibits

EXHIBIT
NUMBER            DESCRIPTION
------------      --------------------
  3.1             Articles of Incorporation*
  3.2             By-Laws*
  4.1             Share Certificate*
  5.1             Opinion of Cane & Company, LLC, with consent to use*
 10.1             Acquisition Agreement dated October 5, 1999
                  between the Company and Mr. Lance Morginn*
 23.1             Consent of BDO Dunwoody, LLP*

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*Incorporated herein by reference to the exhibits of the same number in
Registrant's Registration Statement on Form SB-2, as amended.



                            SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: May 10, 2001

                               First Cypress Technologies, Inc.

                                   /s/ Robert Rosner
                               By: _________________________
                                   Robert Rosner, President


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